UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 27, 2009
SeaBright Insurance Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34204 (Commission File Number)	56-2393241 (IRS Employer Identification No.)
1501 4th Avenue, Suite 2600
Seattle, Washington 98101
(Address of Principal executive offices, including Zip Code)
206-269-8500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On July 27, 2009, the Board of Directors of SeaBright Insurance Holdings, Inc. approved a change in Richard J. Gergasko’s title from Executive Vice President—Operations to Chief Operating Officer. In connection with this change, Mr. Gergasko’s annual base salary will increase by 10%. This increase will be applied against his base salary in effect prior to the cost reduction measure in May 2009, and his new base salary level will be reduced by 10% consistent with the May 2009 cost reduction measure. As a result, Mr. Gergasko will be paid an annual base salary of $346,500 commencing August 1, 2009.
     A press release announcing these changes is attached hereto as Exhibit 99.1 and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
     The list of exhibits in the Exhibit Index to this report is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEABRIGHT INSURANCE HOLDINGS, INC.
By:	/s/ John G. Pasqualetto
John G. Pasqualetto
Chairman, President and Chief Executive Officer
Date: July 29, 2009

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release dated July 31, 2009.